                   EXHIBIT 22.1--SUBSIDIARIES OF REGISTRANT

  The following is a list of the Corporation's consolidated subsidiaries as of January 31, 1997. The Corporation owns, directly or indirectly, 100% of the voting securities of each subsidiary, unless noted otherwise and except for director's qualifying shares.

                                                                 STATE OR
                                                              JURISDICTION OF
NAME                                                           ORGANIZATION
----                                                        -------------------
EMC Asset Acquisition Corporation.......................... Delaware
EMC (Benelux) B.V. ........................................ The Netherlands
EMC Computer Storage Systems (Israel) Ltd. ................ Israel
EMC Computer Storage Systems (Sales and Services) Ltd. .... Israel
EMC Computer Systems AG.................................... Switzerland
EMC Computer Systems (Benelux) B.V. ....................... The Netherlands
EMC Computer Systems California, Inc. ..................... Delaware
EMC Computer Systems (F.E.) Limited........................ Hong Kong
EMC Computer Systems France S.A. .......................... France
EMC Computer Systems Italy SPA............................. Italy
EMC Computer Systems (S.A.) Pty. Ltd. ..................... South Africa
EMC Computer Systems (South Asia) Pte. Ltd. ............... Singapore
EMC Computer Systems (U.K.) Limited........................ United Kingdom
EMC Computer-Systems AS.................................... Norway
EMC Computer-Systems A/S................................... Denmark
EMC Computer-Systems Brazil Ltda. ......................... Brazil
EMC Computer-Systems Deutschland GMBH...................... Germany
EMC Computer-Systems Ireland Limited....................... Ireland
EMC Computer-Systems OY.................................... Finland
EMC Computer-Systems Svenska AB............................ Sweden
EMC Foreign Sales Corporation (F.S.C.)..................... Barbados
EMC International Holdings, Inc. .......................... Delaware
EMC Japan K.K.*............................................ Japan
EMC Securities Corporation................................. Massachusetts
EMC System Peripherals Canada, Inc. ....................... Canada
Epoch, Inc. ............................................... Delaware
Hankook EMC Computer Systems Chusik Hoesa.................. South Korea
McDATA Asia Pacific Pte. Ltd. ............................. Singapore
McDATA Corporation......................................... Delaware
McDATA Europa GmbH......................................... Germany
McDATA International, Inc. ................................ U.S. Virgin Islands
McDATA UK Limited.......................................... United Kingdom

--------
* 95% owned by EMC Corporation, the remainder owned by CLC Corporation.